                                                                   EXHIBIT 10.12

                        [BANK OF TEXAS, N.A. LETTERHEAD]

November 8, 2001

TOREADOR RESOURCES CORPORATION
TOREADOR EXPLORATION & PRODUCTION INC.
TOREADOR ACQUISITION CORPORATION
TORMIN, INC.
4809 Cole Avenue, Suite 108
Dallas, Texas 75205

         Re:      First Amendment to Loan Agreement

Ladies and Gentlemen:

         This letter (this "Amendment") amends the loan agreement (the "Loan Agreement") dated February 16, 2001, among TOREADOR RESOURCES CORPORATION, a Delaware corporation, TOREADOR EXPLORATION & PRODUCTION INC., a Texas corporation, TOREADOR ACQUISITION CORPORATION, a Delaware corporation, and TORMIN, INC., a Delaware corporation (collectively "Borrowers"), and BANK OF TEXAS, NATIONAL ASSOCIATION ("Bank"), a national banking association. Capitalized terms below have the meanings assigned in the Loan Agreement.

         1. Tranches and Rates. Subsection (a) of Section 1 of the Loan Agreement is amended to create tranches and to create a new tier of interest rates and thus to read as follows:

                  "(a) (i) Subject to the terms and conditions set forth in the Loan Agreement and the other agreements, instruments, and documents executed and delivered in connection with the Loan Agreement (collectively the "Loan Documents"), Bank agrees to make a revolving loan in the face amount of $75,000,000.00 to Borrowers (the "Revolving Loan") on the terms set forth in the Revolving Promissory Note attached as Exhibit A to this Amendment (the "Revolving Note"), for the purposes set forth in the Loan Agreement. Effective on the date of this Amendment, the Revolving Loan will consist of two tranches: Tranche A and Tranche B. "Tranche A" is defined as an amount determined by Bank, in its sole discretion, based on Bank's valuation of Borrower's proved developed producing reserves and proved developed non-producing reserves. The initial amount of Tranche A as of the date of this Amendment is $18,024,750.00. "Tranche B" is defined as all amounts in excess of Tranche A owed under the Revolving Loan.


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TOREADOR RESOURCES CORPORATION, et al
November 8, 2001
Page 2 of 7

                           (ii) All amounts owed on Tranche B shall bear interest from the date advanced until paid or until default or maturity at a fluctuating rate equal to the sum of the Stated Rate (as defined below), plus one percent (1.0%), but subject to the default rate set forth in the Revolving Note. All amounts owed on Tranche A (and after Tranche B is paid in full, all amounts owed on the Revolving Loan) shall bear interest from the date advanced until paid or until default or maturity at the rates elected by Borrowers from the following options under the terms of the Revolving Note: (i) the difference between the Stated Rate less the Applicable Margin, or (ii) the sum of the LIBOR Rate plus the LIBOR Spread. The Applicable Margin and the LIBOR Spread will vary as set forth below based on the ratio, expressed as a percentage, of (i) the sum of the average principal balance owing on the Revolving Note for the prior quarter, plus the face amount of all outstanding Letters of Credit, to (ii) the then-current Borrowing
         Base:

                  % of Borrowing Base                Applicable Margin   LIBOR Spread
                  -------------------                -----------------   -------------
                  Greater than or equal to 85%        0.25%                  2.75%
                  Between 75% and 85% inclusive       1.00%                  2.00%
                  Less than 75%                       1.25%                  1.75%

         The "Stated Rate" shall be equal to the greater of (i) the rate of interest per annum then most recently published by The Wall Street Journal as the "prime rate" on corporate loans for large U.S. commercial banks, or (ii) the sum of the rate of interest, then most recently published by The Wall Street Journal as the "federal funds" rate for reserves traded among commercial banks for overnight use, plus one half of one percent (0.5 %), both as published in the Money Rates section of The Wall Street Journal. The "LIBOR Rate" means the rate of interest per annum at which deposits in U.S. dollars are offered by the major London clearing banks, as reported by Reuters news service (or such other similar news reporting service as Bank may subscribe to at the time such LIBOR Rate is determined), in the London interbank Eurodollar market for a period of time equal or comparable to a 30, 60, or 90 day interest period, as elected by Borrowers, and in an amount equal to or comparable to the principal amount of the LIBOR balance to which such interest period relates."

         2. Borrowing Base. (a) Subsection (b) of Section 1 of the Loan Agreement is amended to change the Borrowing Base and to add a due date for Tranche B and thus to read as follows:

                  "(b) Subject to the terms and conditions of the Loan Agreement, Borrowers may borrow, repay and reborrow on a revolving basis from time to time during the period commencing on the date hereof and continuing through 11:00 a.m. (Dallas, Texas time) on February 16, 2006 (the "Termination Date"), such amounts as Borrowers may request under the Revolving Loan; provided, however, the total principal amount outstanding at

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TOREADOR RESOURCES CORPORATION, et al
November 8, 2001
Page 3 of 7

         any time shall not exceed the lesser of (i) the aggregate sums permitted under the Borrowing Base, which is set at $21,850,000.00 as of the date of this Amendment, (ii) after May 8, 2002, the aggregate sums permitted under Tranche A, or (iii) $75,000,000. Notwithstanding any provision in the Loan Agreement or the Revolving Note to the contrary, all amounts outstanding on Tranche B must be paid in full on or before May 8, 2002; and all sums advanced under the Revolving Loan, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Termination Date."

                  (b) Effective as of the date of this Amendment, Bank has set the Borrowing Base at $21,850,000.00, and the MCR shall continue to be $0, until reset by Bank. The next scheduled redetermination of the Borrowing Base will be April 1, 2002.

         3. Acquisition. (a) Toreador Resources Corporation has agreed to acquire Madison Oil Company, a Delaware corporation, through a merger with a new subsidiary of Toreador Resources Corporation. Borrowers have requested that Bank permit an advance on the Revolving Loan of an amount up to $3,000,000.00, for the purpose of this acquisition and merger, and Bank has agreed on the terms set forth in this Amendment.

                  (b) Subsection (k) of Section 6 of the Loan Agreement is amended to permit the distribution for the Madison Oil Company acquisition and merger and thus to read as follows:

                  "(k) Not make any loans, advances, dividends, or other distributions to any party, including without limitation, shareholders, officers, directors, and affiliates, and any profit sharing or retirement plan, except so long as there is not a default under this Loan Agreement or any other Loan Documents, (i) Borrowers may distribute to their shareholders an amount not to exceed $100,000 in the aggregate, and (ii) Borrowers may distribute an amount not to exceed $5,000,000 for the acquisition and merger of Madison Oil Company and the development of the Madison Oil Company oil and gas properties; and not purchase, acquire, redeem, or retire any stock of Borrowers; and not permit any transaction or contract with any affiliates or related parties, except at arms length and on market terms."

         4. Collateral. (a) As security for the Notes, Borrowers previously executed the Security Documents. Borrowers ratify and confirm the Security Documents, acknowledge that they are valid, subsisting, and binding, and agree that the Security Documents secure payment of the Notes and Loans.

                  (b) As additional security for the Notes, Toreador Exploration & Production Inc. will execute and deliver a Deed of Trust and Security Agreement in Proper Form, covering oil and gas properties located in Meade County, Kansas. This additional deed of trust will constitute one of the "Security Documents" as defined in the Loan Agreement.


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TOREADOR RESOURCES CORPORATION, et al
November 8, 2001
Page 4 of 7

         5. Fees. In connection with Tranche B, Borrowers will pay to Bank an arrangement fee in the amount of $200,000.00. This fee is non-refundable and earned by Bank upon execution of this Amendment.

         6. Conditions Precedent. (a) The obligation of Bank to make any further advance on the Revolving Loan is subject to Borrower's satisfaction, in Bank's sole discretion, of the following conditions precedent:

                          (1) the negotiation, execution, and delivery of Loan
Documents in Proper Form, including, but not limited to, the following:

                                    (i)    this Amendment;
                                    (ii)   the Revolving Note; and
                                    (iii)  the Kansas Deed of Trust.

                          (2) satisfactory evidence that Bank holds perfected
liens and security interests in all collateral for the Loans, subject to no other liens or security interests.

                          (3) there being no order or injunction or other
pending or threatened litigation in which there is a reasonable possibility, in Bank's judgment, of a decision which could materially adversely affect the ability of Borrowers to perform under the Loan Documents.

                          (4) Bank shall have completed and approved a review of
title to, and the status of the environmental condition of, Borrower's oil and gas properties, and the results of such review shall be acceptable to Bank in its sole discretion.

                          (5) Bank's receipt and review, with results
satisfactory to Bank and its counsel, of information regarding litigation, tax, accounting, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, and contingent liabilities of Borrowers and any subsidiaries.

                  (b) Bank will not be obligated to make any advance on the Loans, if, prior to the time that a loan or advance is made, (i) there has been any material adverse change in any Borrowers' financial condition since the most-recent financial statements furnished to Bank, (ii) any representations or warranties made by any Borrowers in the Loan Agreement or the other Loan Documents is untrue or incorrect as of the date of the advance or loan, (iii) Bank has not received all Loan Documents appropriately executed by Borrowers and all other proper parties, (iv) Bank has requested that Borrowers execute additional loan or security documents and those documents have not yet been properly executed, delivered, and recorded, or (v) an Event of Default has occurred.


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TOREADOR RESOURCES CORPORATION, et al
November 8, 2001
Page 5 of 7


         7. Confirmations. Borrowers hereby represent to Bank that all representations and warranties of Borrowers set forth in Section 5 of the Loan Agreement are true and correct as of the date of execution of this Amendment; and that Borrowers are in compliance as of the date of execution of this Amendment with all covenants set forth in Section 6 of the Loan Agreement, all financial covenants set forth in Section 7 of the Loan Agreement, and all reporting requirements set forth in Section 8 of the Loan Agreement.

         8. Validity and Defaults. The Loan Agreement, as amended, remains in full force and effect. Borrowers acknowledge that the Loan Agreement, the Notes, and the Security Documents are valid, subsisting, and binding upon Borrowers; no uncured breaches or defaults exist under the Loan Agreement, as amended; and no event has occurred or circumstance exists which, with the passing of time or giving of notice, will constitute a default or breach under the Loan Agreement, as amended. Borrowers ratify the Loan Agreement, as amended.

         9. Fax Provision. This Amendment and the related Loan Documents may be executed in counterparts, and Bank is authorized to attach the signature pages from the counterparts to copies for Bank and Borrowers and filing counterparts. At Bank's option, this Amendment and the related Loan Documents may also be executed by Borrowers in remote locations with signature pages faxed to Bank. Borrowers agree that the faxed signatures are binding upon Borrowers, and Borrowers further agree to promptly deliver the original signatures for this Amendment and the related Loan Documents by overnight mail or expedited delivery. It will be an Event of Default if they fail to promptly deliver all required original signatures.

         10. Captions. Captions are for convenience only and should not be used in interpreting this Amendment.

         11. Final Agreement. (a) In connection with the Loans, Borrowers and Bank have executed and delivered this Amendment and the Loan Documents (collectively the "Written Loan Agreement").

                  (b) It is the intention of Borrowers and Bank that this paragraph be incorporated by reference into each of the Loan Documents. Borrowers and Bank each warrant and represent that their entire agreement with respect to the Loans is contained within the Written Loan Agreement, and that no agreements or promises have been made by, or exist by or among, Borrowers and Bank that are not reflected in the Written Loan Agreement.


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TOREADOR RESOURCES CORPORATION, et al
November 8, 2001
Page 6 of 7


                  (c) THE LOAN AGREEMENT, AS AMENDED, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

         If the foregoing correctly sets forth your understanding of our agreement, please sign and return one copy of this letter.

                                        Yours very truly,

                                        BANK OF TEXAS, NATIONAL ASSOCIATION
                                        By:  /s/ Timothy E. Merrell
                                             ----------------------------------
                                             Timothy E. Merrell,
                                             Senior Vice President

Agreed on this 8th day of November, 2001:

BORROWERS:

TOREADOR RESOURCES CORPORATION

By:      /s/ Douglas W. Weir, Vice President
         ------------------------------------
         Douglas W. Weir, Vice President

TOREADOR EXPLORATION & PRODUCTION INC.

By:      /s/ Douglas W. Weir, Vice President
         ------------------------------------
         Douglas W. Weir, Vice President

TOREADOR ACQUISITION CORPORATION

By:      /s/ Douglas W. Weir, Vice President
         ------------------------------------
         Douglas W. Weir, Vice President

TORMIN, INC.

By:      /s/ Douglas W. Weir, Vice President
         ------------------------------------
         Douglas W. Weir, Vice President



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TOREADOR RESOURCES CORPORATION, et al
November 8, 2001
Page 7 of 7


         Exhibits:
         --------
         A - Revolving Note